Exhibit 99.3

LETTER TO CLIENTS

Relating to

DISCOVERY COMMUNICATIONS, LLC

OFFER TO EXCHANGE

ANY AND ALL OUTSTANDING 4.000% Senior Notes due 2055 ISSUED ON SEPTEMBER 21, 2020

FOR

A LIKE PRINCIPAL AMOUNT OF CORRESPONDING 4.000% SENIOR NOTES DUE 2055, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

To Our Clients:

Enclosed for your consideration is a prospectus, dated                   , 2021 (as the same may be amended, supplemented or modified from time to time, the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Discovery Communications, LLC, a Delaware limited liability company (the “Issuer”) to exchange its 4.000% Senior Notes due 2055 (the “Old Notes”), for its 4.000% Senior Notes due 2055 (the “New Notes”), which have been registered under the Securities Act, upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the Registration Rights Agreement, dated September 21, 2020, relating to the Old Notes, by and among the Issuer, Discovery, Inc. and Scripps Networks Interactive, Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, Barclays Capital Inc., BNP Paribas Securities Corp., J.P. Morgan Securities LLC and Mizuho Securities USA LLC, as dealer managers, and the initial purchasers of the Old Notes.

This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions, unless you obtain a properly completed bond power from us or arrange to have the Old Notes registered in your name.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                   , 2021, unless extended by the Issuer (such time and date as to the Exchange Offer, as the same may be extended, the “Expiration Date”). Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date.

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Your attention is directed to the following:

1.  The Exchange Offer is for any and all Old Notes.

2.  The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions to the Exchange Offer” as well as certain conditions set forth in the Letter of Transmittal.

3.  Any transfer taxes incident to the transfer of Old Notes from the holder to the Issuers will be paid by the Issuer, except as otherwise provided in the Instructions in the Letter of Transmittal.

4.  The Exchange Offer expires at 5:00 P.M., New York City time, on            , 2021, unless extended by the Issuer.

5.  The Issuer will be deemed to accept validly tendered Old Notes when, and if, the Issuer gives oral (promptly followed in writing) or written notice of acceptance to the exchange agent. Subject to the terms and conditions of the Exchange Offer, delivery of the New Notes will be made by the exchange agent on the settlement date, which will be promptly after the Expiration Date of the Exchange Offer, following receipt of the Issuer’s notice of acceptance.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

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INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of this letter and the enclosed material referred to therein relating to the Exchange Offer made by Discovery Communications, LLC with respect to the Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

The aggregate principal amount of Old Notes held by you for the account of the undersigned is:

4.000% Notes due 2055	$

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐ To TENDER the aggregate principal amount of Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered (if any)):

4.000% Notes due 2055	$

☐ NOT to TENDER any aggregate principal amount of Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the undersigned, (ii) neither the undersigned nor any such other person is participating in, intends to participate in or has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of Old Notes or New Notes, (iii) neither the undersigned nor any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act, of any Issuer, and (iv) neither the undersigned nor any such other person is acting on behalf of any person who could not truthfully make the foregoing representations and warranties. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

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SIGN HERE

Dated:

Signature(s):

Print name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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